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Exhibit 10.24

SECOND AMENDMENT TO
AGREEMENT OF SALE AND PURCHASE
(9060 Via Linda Boulevard, Scottsdale, Arizona)

        This SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this "Amendment") is dated as of September     , 2002, by and between MACK-CALI REALTY 9060, L.L.C., a limited liability company organized under the laws of the State of Arizona ("Seller"), having an address at c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and SUMMIT COMMERCIAL PROPERTIES, INC., a corporation organized under the laws of the State of California ("Purchaser"), having an address at c/o Summit Commercial, 1970 East Grand Avenue, Suite 300, El Segundo, California 90245.

W I T N E S S E T H:

        WHEREAS, Seller and Purchaser have entered into a certain Agreement of Sale and Purchase dated as of July 2, 2002, as amended by that certain First Amendment to Agreement of Sale and Purchase dated as of August 15, 2002 (collectively, the "Agreement") pursuant to which Agreement Seller agreed to sell and Purchaser agreed to purchase certain Property located at 9060 Via Linda Boulevard, Scottsdale, Arizona; and

        WHEREAS, Seller and Purchaser have agreed to amend the Agreement as hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, intending to be legally bound hereby, the parties hereby agree as follows:

        1.    The "Evaluation Period" as defined in Section 5.1 of the Agreement is hereby extended to 5:00 p.m. Eastern time on September 13, 2002.

        2.    All other terms, conditions and provisions of the Agreement shall continue in full force and effect and unmodified, except to the extent expressly modified hereby.

        3.    Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Agreement.

        4.    This Amendment shall be binding upon and inure to the benefit of the successors, legal representatives, heirs and assigns of the parties hereto.

        5.    This Amendment may be executed by facsimile signatures in any number of counterparts, each of which shall be deemed an original and all of which when considered together shall be one and the same document.

        6.    In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

[The remainder of this page is left intentionally blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:
MACK-CALI REALTY 9060, L.L.C.
By:	Mack-Cali Realty, L.P.
By:	Mack-Cali Realty Corporation
By:	/s/ Roger W. Thomas
Name:	Roger W. Thomas
Title:	Executive Vice President & General Counsel
PURCHASER:
SUMMIT COMMERCIAL PROPERTIES, INC.
By:	/s/ Larry M. Matsui
Name:	Larry M. Matsui
Title:	Executive Vice President/CFO

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  Exhibit 10.24
SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (9060 Via Linda Boulevard, Scottsdale, Arizona)